Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. §1350

Pursuant to 18 U.S.C. §1350 and in connection with the Annual Report on Form 10-K/A, Amendment No. 2 of Cytomedix, Inc. (the “Company”) for the fiscal year ended December 31, 2009 (the “Report”), I, Martin P. Rosendale, Chief Executive Officer of the Company, hereby certify that to the best of my knowledge and belief:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for said period.

Date: January 7, 2011	/s/ Martin P. Rosendale
Martin P. Rosendale
Chief Executive Officer

A signed original of this written statement has been provided to Cytomedix, Inc. and will be retained by Cytomedix, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.